Exhibit 99.1   Press Release dated October 3, 2003

FOR IMMEDIATE RELEASE                                FOR MORE INFORMATION:
October 3, 2003                                      Bill D. Wright
                                                     Chief Financial Officer
                                                     (270) 393-0700

         CITIZENS FIRST CORPORATION ANNOUNCES THIRD QUARTER 2003 RESULTS


BOWLING GREEN, KY - Citizens First Corporation (OTC Bulletin Board: CZFC) today reported its results of operations for the quarter and nine months ended September 30, 2003. Mary D. Cohron, President and CEO, reported that the company's net gain on a consolidated basis for the third quarter of 2003 was $220,062, or $0.30 per common share, compared to net income of $217,739 or $0.34 per common share for the third quarter of 2002. "Citizens First experienced extraordinary asset growth in the first nine months of 2003," Cohron said. "High quality customer service continues to attract new customers in Warren County and has been the hallmark of exceeding expected growth in our Simpson County location."

For the nine months ended September 30, 2003, the company reported a net loss of ($410,275), or ($0.61) per common share, compared to net income of $556,625, or $0.87 per common share for the same period in 2002.

Net interest income for the quarter ended September 30, 2003 was $1,277,239, versus $935,800 for the same quarter of 2002, an increase of $341,439 or 36.5%. Non-interest income was $389,030 during the third quarter of 2003, compared to $223,426 in the same quarter of 2002, an increase of $165,604 or 74.1%. Included in non-interest income for the third quarter of 2003 is income from the sale of secondary market loans of $150,811, compared to $9,973 for the same period of 2002. This increase is attributable to the growth in secondary market loan sales associated with the acquisition of Commonwealth Mortgage of Bowling Green, Inc., during the first quarter of 2003. Included in the non-interest income total for the third quarter of 2002 are gains on the sale of investment securities of $41,084. Non-interest expense was $1,251,207 for the third quarter of 2003, versus $768,987 for the same period of 2002, an increase of $482,220 or 62.7%. The majority of this increase came from the opening of new branches in Bowling Green and Franklin in the first six months of 2003 and the acquisition of Commonwealth Mortgage in January 2003.

For the nine months ended September 30, 2003, net interest income was $3,503,974, compared to $2,682,588 for the same period in 2002, an increase of $821,386 or 30.6%. Non-interest income for the first nine months of the year totaled $1,236,962 in 2003, compared to $556,294 for the same period of 2002, an increase of $680,668 or 122.4%. The increase is primarily attributable to the growth in secondary market loan sales, which increased $410,747 for the period, to $431,557 from $20,810. Other significant increases came from service charge income, up $101,987 to $490,147 from $388,160, and gains from the sale of investment securities, which totaled $144,024 during the first nine months of 2003, up $35,570 from the total of $108,454 for the same period in 2002. Non-interest expense during the first nine months of 2003 was $3,647,461, an increase of $1,414,714 or 63.4% over the total of $2,232,747 from the same period of 2002, with the majority of the increase associated with the Commonwealth Mortgage acquisition and the opening of two branches in the first half of 2003.

Total assets at September 30, 2003 were  $162,278,124,  up $51,956,369 or 47.1%, from $110,321,755 at September 30, 2002. Loans increased $41,861,799,  or 45.8%, from  $91,367,416 at September 30, 2002 to  $133,229,215  at September 30, 2003.
Stockholders' equity of $8,487,364 included approximately $511,000 in net proceeds from the sale of Citizens First Corporation common stock during the third quarter and equaled 5.2% of total assets as of September 30, 2003.

CITIZENS FIRST CORPORATION
(Unaudited)



                                                Financial Highlights
                                      Quarter                    Quarter
                                      Ended                      Ended
                                      9/30/2003                  9/30/2002
                                      ---------                  ---------

Interest Income                      $2,038,869                  $1,615,986
Interest Expense                        761,630                     680,186
                                       --------                    --------
Net Interest Income                   1,277,239                     935,800
Provision for Loan Losses                85,000                      60,000
                                    -----------                   ---------
Net Interest Income after Provision   1,192,239                     875,800
Non-Interest Income                     389,030                     223,426
Non-Interest Expenses                 1,251,207                     768,987
                                      ---------                    --------
Gain before Taxes                       330,062                     330,239
Income Tax Provision                    110,000                     112,500
                                     ----------                    --------
NET INCOME                           $  220,062                  $  217,739
                                     ==========                   =========
NET INCOME PER SHARE                   $   0.30                      $ 0.34



                                      Nine Months                Nine Months
                                      Ended                      Ended
                                      9/30/2003                  9/30/2002
                                      ---------                  ---------

Interest Income                      $5,652,013                  $4,792,383
Interest Expense                      2,148,039                   2,109,795
                                     ----------                  ----------
Net Interest Income                   3,503,974                   2,682,588
Provision for Loan Losses             1,728,000                     160,000
                                     ----------                  ----------
Net Interest Income after Provision   1,775,974                   2,522,588
Non-Interest Income                   1,236,962                     556,294
Non-Interest Expenses                 3,647,461                   2,232,747
                                     ----------                  ----------
Gain before Taxes                      (634,525)                    846,135
Income Tax Provision (Benefit)         (224,250)                    289,510
                                     -----------                 ----------
NET INCOME (LOSS)                    $ (410,275)                 $  556,625
                                     ===========                 ==========
NET INCOME (LOSS) PER SHARE             $ (0.61)                     $ 0.87

CITIZENS FIRST CORPORATION
(Unaudited)


                                        As of                     As of
                                        9/30/2003                 9/30/2002
                                        (in 000's)                (in 000's)
ASSETS
Cash and cash equivalents            $   5,393                   $   3,365
Investment securities                   19,333                      13,238
FHLB stock                                 421                         303
Mortgage loans held for sale               102                         415
Loans                                  133,229                      91,367
Allowance for loan losses               (1,899)                     (1,279)
Other assets                             5,699                       2,913
                                     ---------                   ---------
     TOTAL ASSETS                    $ 162,278                   $ 110,322
                                     =========                   =========

LIABILITIES
Demand deposits, savings,
  NOW and money market accounts      $  61,445                   $  33,225
Time deposits                           71,075                      54,955
                                     ---------                   ---------
    TOTAL DEPOSITS                     132,520                      88,180
FHLB borrowings                         11,000                       6,000
Federal Funds Purchased and Securities
 sold under agreements to repurchase     6,468                       6,532
Other borrowings                         3,000                         875
Other Liabilities                          803                       1,109
                                     ---------                   ---------
    TOTAL LIABILITIES                  153,791                     102,696

    STOCKHOLDERS' EQUITY                 8,487                       7,626
                                     ---------                   ---------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY               $ 162,278                   $ 110,322
                                     =========                   =========